UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
______________

FORM 8-K
______________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 14, 2009

SOKO Fitness & Spa Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-132429	80-0122921
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 194,Guogeli Street, Harbin,
Heilongjiang Province, China 150001
(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code:  011-86-451-87702255

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In late 2008, management of SOKO Fitness & Spa Group, Inc. (the "Company"), upon approval by the Company's Audit Committee and recommendation by its independent public accountants, determined that its financial statements for the fiscal year ended May 31, 2008 and the quarter ended August 31, 2008 should no longer be relied upon.  As a result of the questions raised by the Securities and Exchange Commission ("SEC") relating to the filing of a registration statement on Form S-1 and preparation of the Company's Quarterly Report on Form 10-Q for the quarter ended November 30, 2008, the Company determined that the following adjustments and reclassifications were appropriate:

•
The Company's non-refundable membership fee revenue from its Shenyang Letian Yoga Center was previously recognized when collected. Based on a review of Staff Accounting Bulletin (“SAB”) 104, the Company is revising its revenue recognition of non-refundable membership fee and initial non-refundable membership fee to recognize them on a straight-line basis of estimated membership life.

•
Warrants that were issued to investors in a financing transaction that was completed on April 11, 2008 were initially classified as liability and after further review of EITF 00-19 and all the facts and circumstances associated with the issuance of the warrants to the investors, the Company determined that the warrants do not meet the criteria to be classified as a liability.  The Company has therefore determined that the warrants should be reclassified as equity in its financial statements.

•
The Company discovered an error in the number of warrants issued to the placement agent in connection with the financing.  The number of warrants issued to placement agent has been revised according the warrant agreement.

•
An inconsistency in the classification of items to "Other Expense" between fiscal year 2007 and fiscal year 2008 was discovered and, as a result, the Company is reclassifying sales tax from "Other Expenses" to "Cost of Sales" and making other minor adjustments.

•
Basic and diluted income per common share are being revised to correct an incorrect calculation of weighted average common shares.  The Company is following FASB 141 to recalculate the weighted-average number of common shares outstanding during the period in which the reverse acquisition occurred.

The need for the restatement of the financials to rectify the issues has been discussed with the Company’s independent public accountants who agreed that the contemplated changes should be made and that the changes would affect the Company’s financial statements for the year ended May 31, 2008 and the Company's first quarter of fiscal 2009.  The Company has determined that it will restate certain of its financial statements in its Annual Report on Form 10-K for the year ended May 31, 2008, as well as its Quarterly Report on Form 10-Q for the quarter ended August 31, 2008.

The Company anticipates filing amendments to its Form 10-K and Form 10-Q for the affected periods to reflect the corrections to its financial statements in the near future.  The Company issued a press release on January 14, 2008 to disclose this information and to provide more detailed information relating to the extent of the restatements.

Item 9.01     Financial Statements and Exhibits.

(d)                 Exhibits

Exhibit 99.1	Press Release of SOKO Fitness & Spa Group, Inc. dated January 14, 2009. Exhibit 99.1 is deemed to be "filed" under the Securities Exchange Act of 1934 in this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOKO Fitness & Spa Group, Inc.

Dated: January 14, 2009	By:	/s/ Tong Liu
Tong Liu Chief Executive Officer (Principal Executive Officer)